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                                                                   BERWIND
                                                      FINANCIAL GROUP, L.P.

                                                             Investment Banking
                                                               Merchant Banking


To Whom It May Concern:

    We hereby consent to the references to Berwind Financial Group, L.P. contained in the Old Guard Group, Inc. Registration Statement on Form S-1 under the section entitled "Tax Effects."


                             Sincerely,

                             /s/ Berwind Financial Group, L.P.
                             -------------------------------------
                             BERWIND FINANCIAL GROUP, L.P.